UNITED STATES
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                                 MILACRON INC.
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                                                                  Exhibit 99.1

MILACRON
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MANUFACTURING TECHNOLOGIES                                    NEWS RELEASE

CONTACT: AL BEAUPRE (513) 487-5918


                MILACRON ANNOUNCES THE ISSUANCE OF $225 MILLION
                 OF PRIVATELY PLACED NOTES; PROCEEDS ESCROWED


CINCINNATI, OHIO, May 27, 2004 ...Milacron Inc. (NYSE: MZ) announced that the proceeds of $225 million in privately placed Senior Secured Notes due 2011 have been placed in escrow. The notes, with a coupon interest rate of 11-1/2%, were issued at 97.673% of principal amount, effectively yielding 12%. Assuming all necessary conditions are met, the company intends to use the proceeds to repay or otherwise retire indebtedness, including a $75 million term loan and Milacron Capital Holdings B.V.'s outstanding EUR 115 million 7-5/8% Guaranteed Bonds due 2005, for which Milacron launched a tender offer on April 27, 2004.

Release of the proceeds from escrow to Milacron depends on meeting several conditions including the issuance of a new series of convertible preferred stock in exchange for the company's outstanding $70 million in Series B Notes and 15 million shares of common stock held by Glencore Finance AG and Mizuho International plc, which requires shareholder approval of a series of proposals at the company's upcoming annual meeting on June 9, 2004. Other conditions for release of the proceeds include the replacement of the company's existing credit facilities with a new asset based credit facility, the execution and delivery of subsidiary guarantees and security documents with respect to the new notes, and the success of the Eurobond tender offer, scheduled to expire on June 7, 2004. To date, EUR 83.6 million of the EUR 115 million aggregate principal amount of outstanding Eurobonds have been tendered. On May 19, 2004, a meeting of Eurobond holders approved an amendment to delete substantially all of the restrictive covenants from the agreements governing the terms of the Eurobonds effective as of the date of the tender offer settlement, which the company anticipates to be June 10, 2004.

The new notes were issued by Milacron Escrow Corporation, a newly formed, wholly owned direct subsidiary of Milacron Inc., created solely to issue the notes and to merge with and into Milacron Inc., which will become the successor obligor of the notes following the merger.

The notes offered in the private offering discussed in this press release were offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933. The notes have not been registered under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation to buy any securities.

                                    -more-


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The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 3,500 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the tollfree investor line: 800-909-MILA (800-909-6452).

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